Exhibit 99.1

American Resources Corporation Named Primary Bidder for Certain Cambrian Coal LLC Assets

September 24, 2019 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / September 24, 2019 / American Resources Corporation (NASDAQ:AREC), a supplier of raw materials to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel industry, today announced that the Company has been named the primary bidder for certain assets offered for sale through the bankruptcy proceedings of Cambrian Holding Company, Inc. (“Cambrian”).

Under the proposal, American Resources would acquire all assets and operations of Perry County Coal LLC (“PCC”), an operating subsidiary of Cambrian Coal LLC. Perry County Coal is a mining complex located in Perry County, Kentucky, near the town of Hazard, in eastern Kentucky.

The Perry County Coal complex consists of three active mines (two underground mines and one surface mine) with access to over 110 million tons of carbon deposits consisting primarily of high quality soft coking and PCI carbon, which serves the global steelmaking and infrastructure markets, as well as industrial stoker carbon. Historically, the PCC complex has produced approximately one million tons of carbon per year. The PCC complex also consists of the critical processing and logistics infrastructure necessary to serve these markets efficiently. These assets include the Davidson Branch Preparation Plant, capable of processing 1,300 tons of carbon per hour, over 300,000 tons of on-site carbon storage, and batch weight rail loadout with access to the CSX Railroad.

As stated in the past, American Resources continues to execute on its growth initiatives by efficiently leveraging its infrastructure and large number of core mining permits throughout the Central Appalachian Basin, in addition to identifying strategic supplemental acquisitions. Chairman and CEO, Mark Jensen, noted, “The potential addition of Perry County Coal fits extremely well within our current platform both geographically and strategically.  We’re confident that our efficient, low-cost operating structure will set these assets up for long-term success and provide the world with a high-quality resource for infrastructure development, while also providing long-standing stable employment for the hard-working men and women at these operations.”

Pursuant to the terms of the proposed transaction, American Resources would acquire the specific assets free and clear of all liens, claims, interests and encumbrances, and would assume no liabilities other than all reclamation obligations under applicable law or permits and any other liabilities expressly agreed to by American Resources Corporation.  The proposed purchase of these assets will be governed by the Court-supervised process under Section 363 of the U.S. Bankruptcy Code and is subject to Court-approved bidding procedures.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical carbon and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com
Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Institutional/Retail/Individual Contact:
PCG Advisory
Adam Holdsworth
646-862-4607
adamh@pcgadvisory.com
www.pcgadvisory.com

American Capital Ventures
Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation